SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

November 1, 2007
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Effective October 26, 2007, the board of directors (the “Board”) of Petroleum Development Corporation (the “Company”) increased the number of members of the Board of Directors from seven to nine, and selected Joseph E. Casabona and Larry F. Mazza to serve as members of the Company’s Board for a term that extends until the 2008 annual meeting of the shareholders.  No committee assignments have been indicated at this time.

Mr. Casabona served as Executive Vice President and member of the Board of Directors of Denver based Energy Corporation of America (“ECA”) from 1985 to his retirement earlier this year. ECA combines Appalachian Basin natural gas development, deep exploration, marketing, and pipeline gathering and transportation to industrial end users, utility purchasers and other customers with higher risk, higher reward exploratory drilling in Texas and internationally.

Mr. Mazza has served as CEO of MVB Bank Harrison, Inc., in Bridgeport, West Virginia since March 2005.  Prior to the formation of MVB Bank Harrison, Mr. Mazza served as Senior Vice President Retail Banking Manager for BB&T in West Virginia, where he was employed from June 1986 to March 2005.

The selection of Mr. Casabona and Mr. Mazza was not pursuant to any arrangement or understanding between Mr. Casabona, Mr. Mazza or any third party.

As of the date of this report, neither Mr. Casabona nor Mr. Mazza nor any member of either gentlemen's immediate families is a party, either directly or indirectly, to any transaction that the Company is aware of that is required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

No new compensation arrangements were entered into in connection with the appointment to the Board of Mr. Casabona and Mr. Mazza.  Both gentlemen will receive the Company’s standard compensation arrangements applicable to a director who is not an employee of the Company.

The Board has determined that both Mr. Casabona and Mr. Mazza qualify as “independent” under the guidelines promulgated by the Nasdaq Stock Market, Inc. and the applicable Securities and Exchange Commission rules.

The appointment of Mr. Casabona and Mr. Mazza was announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

EXHIBIT INDEX

Item 9.01  Financial Statements and Exhibits.

 Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 1, 2007 regarding the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	November 1, 2007

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chief Financial Officer